EXHIBIT 10.01

PDF SOLUTIONS, INC.
2001 STOCK PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

PDF Solutions, Inc. (the “Company”), hereby grants an Option to purchase shares of its common stock (the “Shares”) to the Optionee to whom this Agreement is delivered. The terms and conditions of the Option are set forth in the online Grant Summary, in this Agreement and in the Company’s 2001 Stock Plan (the “Plan”).

The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan. This Agreement (including Appendix A hereto) and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

Nonstatutory Stock Option	This Option is not intended to be an Incentive Stock Option under section 422 of the Internal Revenue Code and will be interpreted accordingly.
Vesting
This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule in the online Grant Summary. The resulting aggregate number of vested Shares will be rounded to the nearest whole number. No additional Shares will vest after your Service has terminated for any reason, unless and then only as set forth in a separate agreement between you and the Company.

Term
Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown in the online Grant Summary. Your Option will expire earlier if your Service terminates, as described below.

Regular Termination
If your Service terminates for any reason, other than death, Disability or Cause, as defined below, then your Option will expire on the 90th day after your termination date.  This 90-day period shall not be extended by any notice period mandated under local law.

Termination for Cause
If your Service is terminated for Cause, as determined by the Board in its sole discretion, then you shall immediately forfeit all rights to your Option and the Option shall immediately expire. For purposes of this Agreement, “Cause” shall mean the termination of your Service due to your commission of any act of fraud, embezzlement or dishonesty; any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Parent, Subsidiary or Affiliate); or any other intentional misconduct adversely affecting the business or affairs of the Company (or any Parent, Subsidiary or Affiliate) in a material manner. This definition shall not restrict in any way the Company’s or any Parent’s, Subsidiary’s or Affiliate’s right to discharge you for any other reason, nor shall this definition be deemed to be inclusive of all the acts or omissions which constitute “cause” for purposes other than this Agreement.

Death
If your Service terminates because of your death, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.

Disability
If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.  During that twelve (12) month period, you may exercise the vested portion of your Option.

Leaves of Absence
For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise
When you wish to exercise this Option, you must notify the Company by use of the proper notice of exercise available from the Company’s designated broker. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company’s designated broker.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s or the Company’s designated broker’s satisfaction, as applicable, that he or she is entitled to do so.

Form of Payment
When you submit your notice of exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made, at the Company’s discretion, in one (or a combination) of the following forms:

• Cash, your personal check, a cashier’s check or a money order.

• Shares which have already been owned by you for more than six months and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the
Option exercise, will be applied to the Exercise Price.

• To the extent a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Company or the Company’s designated broker) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company or the Company’s designated broker, as applicable, in payment of the aggregate exercise price.

Withholding Taxes
You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.  Specifically, in the Company’s sole discretion, by accepting this Agreement, you authorize the Company’s designated broker to sell that portion of any Shares that are issued necessary to obtain sufficient proceeds to satisfy any applicable tax, withholding or other liability (note that the full amount of the proceeds will be applied to satisfy any applicable tax, withholding or other liability, even if it may exceed the minimum amount required to satisfy such tax, withholding or other liability).  Notwithstanding the foregoing, any sale of Shares must be made in compliance with all applicable laws and the Company’s insider trading policies, and no sales shall occur pursuant to this provision or otherwise unless and until such laws, rules and regulations are satisfied.  The Company shall not be required to issue Shares pursuant to this Agreement unless and until the obligations described herein are satisfied.

Restrictions on Exercise and Resale
By signing this Agreement, you agree not to exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Shares pursuant to this Option if at any time the offering of the Shares or your exercise of this Option violates or is not in compliance with any applicable law.  The Company reserves the right to impose other requirements on your participation in the Plan or on the Options or Shares acquired under the Plan to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan and to require you to sign additional agreements or undertakings that may be necessary to accomplish the foregoing.  Depending on your country of residence, there may be additional restrictions on this Option or Shares to be issued pursuant to this Option, which may be set forth in the attached Appendix A to this Agreement.  You understand that the laws of the country in which you are working at the time of grant, vesting, or exercise of the Option or at the subsequent sale of any Shares issued pursuant to the Option (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters), may restrict or prevent exercise of this Option or may subject you to additional procedural or regulatory requirements that you solely are responsible for and must independently fulfill in relation to the Option or ownership or sale of Shares.

Transfer of Option
Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Retention Rights
Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason or otherwise in accordance with applicable law.

No Entitlements
Your rights, if any, in connection with this Option are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from an Award.  By accepting this Option, you expressly acknowledge that there is no obligation on the Company to continue the Plan and/or grant any additional Awards to you.  This Option is not intended to be compensation of a continuing or recurring nature or part of your normal or expected compensation and in no way represents any portion of your salary, compensation or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Stockholder Rights
You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Option’s Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments
In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option and the exercise price per Share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends
All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT, OR PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

Tax and Legal Advice
You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to any applicable tax or legal consequences of the transactions contemplated by this Agreement and you are in no manner relying on the Company its representatives for an assessment of such tax or legal consequences.  YOU UNDERSTAND THAT THE LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  YOU SHOULD CONSULT YOUR OWN TAX OR LEGAL ADVISOR REGARDING THIS AGREEMENT, THIS o AND SHARES TO BE ISSUED PURSUANT TO THIS OPTION.  YOU UNDERSTAND THAT THE COMPANY IS NOT PROVIDING ANY TAX OR LEGAL ADVICE, NOR IS THE COMPANY MAKING ANY RECOMMENDATION REGARDING YOUR ACCEPTANCE OF THIS GRANT.  NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

Authorization to Release Necessary Personal Information
You hereby authorize and direct the Company to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding your employment, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan.  You understand that the Data may be transferred to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of this Option under the Plan or with whom Shares acquired pursuant to this Option or cash from the sale of such Shares may be deposited.  You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence.  Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties is necessary for your participation in the Plan.  You may at any time withdraw the consents herein by contacting your local human resources representative in writing.  You further acknowledge that withdrawal of consent may affect your ability to realize benefits from this Option, and your ability to participate in the Plan.

Communications
The Company may, in its sole discretion, decide to deliver any documents related to this Option and the Plan by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.  If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.

(Acceptance designated electronically at the website of the Company’s designated broker.)

PDF SOLUTIONS, INC.
2001 STOCK PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

APPENDIX A

This Appendix A includes additional specific terms that apply to you if you are resident in a non-U.S. country.  This Appendix A, including any documents incorporated herein, is part of the Nonstatutory Stock Option Agreement to which it is attached (the “Agreement”) and contains terms and conditions material to participation in the Plan.  Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

You understand and agree that the Company is neither responsible for any foreign exchange fluctuations between your local currency and the U.S. Dollar that may affect the value of the Company’s Shares nor liable for any decrease in the value of the Shares.  You understand and agree that any cross-border remittance made to exercise this Option or transfer proceeds receive upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require you to provide to such to such financial institution or agency certain information regarding the transaction.

China

Your Award is also subject to the terms and conditions outlined in the separate China Addendum and Internal Control Policy, both of which are incorporated herein and form part of this Agreement.  By accepting this Award, you acknowledge that you understand and agree to the terms and conditions of the China Addendum and Internal Control Policy.

Italy

You are currently not permitted to exercise your Options via a cash purchase exercise method.  You may be required to report on your annual tax return any transfer abroad in excess of EUR 10,000 and not delivered by an authorized Italian bank.

Data Privacy Notice

Pursuant to Legislative Decree no. 196/2003, the Controller of personal data processing and the Company’s representative in Italy for privacy purposes is PDF Solutions, Inc. Sede Secondaria in Italia, with registered offices at Piazza Meda 3, Milano 20100 Italy .

By accepting this Award, you agree to the following:

“I understand that data processing related to the purposes specified in this Agreement shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including the communication and transfer of my data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan.  I understand that the use of my data will be minimized where it is not necessary for the implementation, administration and management of the Plan.  I further understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, I have the right to, including but not limited to, access, delete, update, ask for rectification of my data and stop, for legitimate reason, the data processing.  Furthermore, I am aware that my data will not be used for direct marketing purposes.”

Japan

If you are issued or transfer Shares with a value that exceeds ¥100,000,000, you must file a report with the Ministry of Finance through the Bank of Japan within twenty (20) days of receiving the Shares (provided, however, that if you acquire the Shares through a financial instruments firm in Japan, this requirement will not apply).  In addition, if you are a resident of Japan and make or receive any cross-border payment of more than ¥30,000,000 you should file a report with the Minister of Finance via the Bank of Japan within ten (10) days.  Please note that the timing and reporting requirement may vary depending on whether the relevant transaction is made through a bank in Japan; you are advised to consult your own advisor to confirm the precise requirements applicable to you.

Korea

Exchange control laws require Korean residents who realize US $500,000 or more from the sale of Shares or the receipt of any dividends to repatriate the proceeds to Korea within eighteen (18) months of the sale or the receipt of the dividends, as applicable.  However, separate sales may be deemed a single sale if the sole purpose of such separate sales was to avoid a sale exceeding the US $500,000 threshold.

Singapore

This offer of a Option and the underlying Shares shall be made available only to an employee of the Company or its Affiliates, in reliance of the prospectus exemption set out in section 173(1)(f) the Securities and Futures Act (Chapter 289) of Singapore. In addition, you agree, by your acceptance of this offer, not to sell any Shares within six (6) months of the date of grant.   Please note that neither this Restricted Stock Agreement nor any other document or material in connection with this offer of an Option and the Shares has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.

You should not treat the contents of this document as advice relating to legal, taxation or investment matters and are advised to exercise caution in relation to the offer and to consult your own professional adviser(s) concerning the contents of this Agreement.

Taiwan

The Plan is not registered in Taiwan with the Securities and Futures Bureau and is not subject to the securities laws of Taiwan. You may acquire and remit foreign currency (including proceeds from the sale of Shares) into Taiwan up to US $5,000,000 per year. Remittance of funds for the exercise of Options should be made through an authorized foreign exchange bank.